Exhibit 99.1

TransDigm Group Reports Fiscal 2013 First Quarter Results

Cleveland, Ohio, February 4, 2013/PRNewswire via COMTEX/ — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the first quarter ended December 29, 2012.

Highlights for the first quarter include:

•	Net sales of $430.4 million, up 22.1% from $352.5 million;

•	EBITDA As Defined of $200.9 million, up 15.4% from $174.1 million;

•	Net income of $74.2 million, up 13.9% from $65.1 million;

•	Earnings per share of $0.66, down 42.6% from $1.15; and

•	Adjusted earnings per share of $1.51, up 6.3% from $1.42.

Net sales for the quarter rose 22.1% to $430.4 million from $352.5 million in the comparable quarter a year ago. The favorable contribution from the acquisitions of Harco, AmSafe and Aero-Instruments accounted for the majority of the increase in net sales. Organic net sales growth was up slightly.

Net income for the quarter rose 13.9% to $74.2 million, or $0.66 per share, compared to $65.1 million, or $1.15 per share, in the comparable quarter a year ago. Earnings per share were reduced by $0.70 per share representing dividend equivalent payments made in the quarter compared to $0.06 per share in the comparable quarter a year ago. The increase in net income primarily reflects the growth in net sales described above partially offset by higher interest expense. The increase in interest expense was primarily due to an increase in outstanding borrowings from $3.1 billion to $4.3 billion to partially fund the acquisition of AmSafe in February 2012 and fund the dividend paid in November 2012. The current quarter included acquisition-related and non-cash compensation costs of $8.1 million, net of tax, or $0.15 per share. The comparable quarter a year ago reflected acquisition-related and non-cash compensation costs of $11.4 million, net of tax, or $0.21 per share.

Adjusted net income for the quarter rose 7.6% to $82.3 million, or $1.51 per share, from $76.5 million, or $1.42 per share, in the comparable quarter a year ago.

EBITDA for the quarter increased 16.7% to $190.3 million from $163.0 million for the comparable quarter a year ago. EBITDA As Defined for the period increased 15.4% to $200.9 million compared with $174.1 million in the quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 46.7%.

During the quarter the Company successfully completed an offering of $550 million of 5.50% senior subordinated notes due 2020 and added an incremental term loan of $150 million in October 2012. The additional debt was used to pay a special dividend of $12.85 per share in November 2012.

“Given the uncertain global economic and defense market environments, we believe our 2013 fiscal year started out reasonably well,” stated W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer. “Although most of our growth in the first quarter was driven by recent acquisitions, assuming we owned the same mix of businesses in both periods, our commercial OEM, commercial aftermarket and defense revenues all experienced modest growth in the quarter. After adjusting for acquisition dilution of approximately 3 margin points and the impact of a favorable contract settlement in the prior quarter of about three-fourths of a margin point, our EBITDA As Defined margin increased compared to the prior quarter. We remain confident in the strength of our business and operating strategy to generate intrinsic shareholder value through the current uncertain market environment.”

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.

Fiscal 2013 Outlook

Mr. Howley continued, “We are maintaining the mid-point of our annual sales and EBITDA As Defined guidance but are narrowing the range to reflect our current market view. In addition, we are increasing our earnings per share guidance to reflect a more favorable tax outlook, while keeping in mind our continuing caution regarding the uncertain worldwide economic and aerospace market conditions.”

The Company is adjusting full year fiscal 2013 guidance, which assumes no additional acquisitions, as follows:

•

Net sales are anticipated to be in the range of $1,820 million to $1,880 million, maintaining mid-point of $1,850 million (previously in the range of $1,800 million to $1,900 million) compared with $1,700 million in fiscal 2012;

•

EBITDA As Defined is anticipated to be in the range of $874 million to $902 million, maintaining mid-point of $888 million (previously in the range of $864 million to $912 million) compared with $809 million in fiscal 2012;

•	Net income is anticipated to be in the range of $344 million to $356 million (previously in the range of $336 million to $360 million) compared with $325 million in fiscal 2012;

•	Earnings per share are expected to be in the range of $5.60 to $5.84 per share (previously in the range of $5.44 to $5.88 per share) compared with $5.97 per share in fiscal 2012; and

•	Adjusted earnings per share are expected to be in the range of $6.74 to $6.98 per share (previously in the range of $6.54 to $6.98 per share) compared with $6.67 per share in fiscal 2012.

Conference Call

TransDigm Group will host a conference call for investors and security analysts on February 4, 2013, beginning at 11:00 a.m., Eastern Time. To join the call, dial (888) 873-4896 and enter the pass code 70443788. International callers should dial (617) 213-8850 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”

The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 93913956. International callers should dial (617) 801-6888 and use the same pass code.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and lighting and control technology.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements necessary to service interest payments, on our indebtedness;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Because of these limitations, EBITDA and EBITDA As Defined should not be considered as measures of discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by not viewing EBITDA or EBITDA As Defined in isolation and specifically by using other GAAP measures, such as net income, net sales and operating profit, to measure our operating performance. Neither EBITDA nor EBITDA As Defined is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net income or cash flow from operations determined in accordance with GAAP. Our calculation of EBITDA and EBITDA As Defined may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2013 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact: Liza Sabol

   Investor Relations

   (216) 706-2945

   ir@transdigm.com

TRANSDIGM GROUP INCORPORATED	Table 1

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THIRTEEN WEEK PERIODS ENDED

DECEMBER 29, 2012 AND DECEMBER 31, 2011

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended
	December 29,	December 31,
	2012	2011
NET SALES	$430,418	$352,473

COST OF SALES	191,871	152,918

GROSS PROFIT	238,547	199,555

SELLING AND ADMINISTRATIVE EXPENSES	55,161	41,850
AMORTIZATION OF INTANGIBLE ASSETS	10,540	12,439

INCOME FROM OPERATIONS	172,846	145,266

INTEREST EXPENSE—Net	62,876	49,061

INCOME BEFORE INCOME TAXES	109,970	96,205

INCOME TAX PROVISION	35,800	31,100

NET INCOME	$74,170	$65,105

NET INCOME APPLICABLE TO COMMON STOCK	$36,040	$61,806

Net earnings per share:
Basic and diluted	$0.66	$1.15
Cash dividends paid per common share	$12.85	$—

Weighted-average shares outstanding:
Basic and diluted	54,453	53,882

TRANSDIGM GROUP INCORPORATED	Table 2

SUPPLEMENTAL INFORMATION—RECONCILIATION OF EBITDA,

EBITDA AS DEFINED TO NET INCOME

FOR THE THIRTEEN WEEK PERIODS ENDED

DECEMBER 29, 2012 AND DECEMBER 31, 2011

(Amounts in thousands)

(Unaudited)

	Thirteen Week Periods Ended
	December 29, 2012	December 31, 2011
Net income	$74,170	$65,105

Adjustments:
Depreciation and amortization expense	17,452	17,782
Interest expense, net	62,876	49,061
Income tax provision	35,800	31,100

EBITDA	190,298	163,048

Adjustments:
Acquisition related expenses and adjustments (1)	3,467	7,452
Stock option expense (2)	7,131	3,648

Gross Adjustments to EBITDA	10,598	11,100

EBITDA As Defined	$200,896	$174,148

EBITDA As Defined, Margin (3)	46.7%	49.4%

(1)

Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred.

(2)	Represents the compensation expense recognized by TD Group under our stock option plans.
(3)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of sales.

TRANSDIGM GROUP INCORPORATED	Table 3
SUPPLEMENTAL INFORMATION—RECONCILIATION OF
REPORTED EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN WEEK PERIODS ENDED
DECEMBER 29, 2012 AND DECEMBER 31, 2011
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Periods Ended
	December 29, 2012	December 31, 2011
Reported Earnings Per Share
Net income	$74,170	$65,105
Less: dividends paid on participating securities	(38,130)	(3,299)

Net income applicable to common stock—basic and diluted	$36,040	$61,806

Weighted-average shares outstanding under the two-class method:

Weighted average common shares outstanding	51,796	50,431

Vested options deemed participating securities	2,657	3,451

Total shares for basic and diluted earnings per share	54,453	53,882

Basic and diluted earnings per share	$0.66	$1.15

Adjusted Earnings Per Share
Net income	$74,170	$65,105

Gross adjustments to EBITDA	10,598	11,100
Purchase accounting backlog amortization	1,461	5,687
Tax adjustment	(3,926)	(5,427)

Adjusted net income	$82,303	$76,465

Adjusted diluted earnings per share under the two-class method	$1.51	$1.42

TRANSDIGM GROUP INCORPORATED	Table 4

SUPPLEMENTAL INFORMATION—RECONCILIATION OF

DILUTED EARNINGS PER SHARE TO

ADJUSTED EARNINGS PER SHARE

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended
	December 29, 2012	December 31, 2011
Net income	$74,170	$65,105
Less: dividends paid on participating securities	(38,130)	(3,299)

Net income applicable to common stock—basic and diluted	$36,040	$61,806

Weighted average common shares outstanding	51,796	50,431
Vested options deemed participating securities	2,657	3,451

Weighted-average shares outstanding	54,453	53,882

Diluted earnings per share	$0.66	$1.15
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payment	0.70	0.06
Non-cash compensation costs	0.09	0.05
Acquisition related expenses	0.06	0.16

Adjusted earnings per share	$1.51	$1.42

TRANSDIGM GROUP INCORPORATED	Table 5
SUPPLEMENTAL INFORMATION—RECONCILIATION OF NET CASH
PROVIDED BY OPERATING ACTIVITIES TO EBITDA, EBITDA AS DEFINED
FOR THE THIRTEEN WEEK PERIODS ENDED
DECEMBER 29, 2012 AND DECEMBER 31, 2011
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Periods Ended
	December 29, 2012	December 31, 2011
Net Cash Provided by Operating Activities	$98,115	$68,094
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	(20,996)	7,307
Interest expense—net (1)	59,080	46,445
Income tax provision—current	34,542	35,800
Non-cash equity compensation (2)	(7,131)	(3,648)
Excess tax benefit from exercise of stock options	26,688	9,050

EBITDA	190,298	163,048
Adjustments:
Acquisition related expenses (3)	3,467	7,452
Stock option expense (2)	7,131	3,648

EBITDA As Defined	$200,896	$174,148

(1)	Represents interest expense excluding the amortization of debt issue costs and note premium and discount.
(2)	Represents the compensation expense recognized by TD Group under our stock option plans.
(3)

Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred.

TRANSDIGM GROUP INCORPORATED	Table 6
SUPPLEMENTAL INFORMATION—BALANCE SHEET DATA
(Amounts in thousands)
(Unaudited)

	December 29, 2012	September 30, 2012
Cash and cash equivalents	$554,431	$440,524
Trade accounts receivable—Net	218,660	235,783
Inventories—Net	332,468	320,503

Current portion of long-term debt	22,000	20,500
Accounts payable	69,550	74,178
Accrued liabilities	142,153	139,237

Long-term debt	4,297,125	3,598,625

Total stockholders’ equity	598,847	1,218,834